Exhibit 31.4
Extraction Oil & Gas, Inc.
Rule 13a-14(a)/15d-14(a) Certification

I, Marianella Foschi, certify that:

1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the period ended December 31, 2020, of Extraction Oil & Gas, Inc. (the registrant); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021	/s/ Marianella Foschi
Marianella Foschi
Chief Financial Officer
(Principal Financial Officer)